EXHIBIT 11




                     ESTERLINE TECHNOLOGIES CORPORATION
                  Computation of Earnings Per Common Share
         For the Three and Six Months Ended April 30, 1997 and 1996
                                (Unaudited)
                  (In thousands, except per share amounts)

                                         Three Months Ended             Six Months Ended
                                              April 30,                     April 30,
                                      ------------------------     ------------------------
                                          1997         1996            1997         1996
                                      -----------  -----------     -----------  -----------
Primary Basis
-------------
Net Earnings                          $     6,602  $     6,195     $    10,361  $     9,544
                                      ===========  ===========     ===========  ===========

Average Number of Common Shares
    Outstanding                             8,529        8,010           8,521        7,429

Net Shares Assumed to be Issued
    for Stock Options                         237          259             240          260
                                      -----------  -----------     -----------  -----------

    Total average common shares
       on a primary basis                   8,766        8,269           8,761        7,689
                                      ===========  ===========     ===========  ===========

Net Earnings per Common
    Share - Primary Basis             $       .75  $       .75     $      1.18  $      1.24
                                      ===========  ===========     ===========  ===========

Fully Diluted Basis
-------------------
Net Earnings                          $     6,602  $     6,195     $    10,361  $     9,544
                                      ===========  ===========     ===========  ===========

Average Number of Common Shares
    Outstanding                             8,529        8,010           8,521        7,429

Net Shares Assumed to be Issued
    for Stock Options                         251          263             260          263
                                      -----------  -----------     -----------  -----------

    Total average common shares
       on a fully diluted basis             8,780        8,273           8,781        7,692
                                      ===========  ===========     ===========  ===========

Net Earnings per Common
    Share - Fully Diluted Basis       $       .75  $       .75     $      1.18  $      1.24
                                      ===========  ===========     ===========  ===========

Net Earnings per Common
    Share - Primary Basis             $       .75  $       .75     $      1.18  $      1.24
                                      ===========  ===========     ===========  ===========

Dilutive Effect per Common Share      $      None  $      None     $      None  $      None
                                      ===========  ===========     ===========  ===========

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